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EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except share amounts)




                                           1999           1998           1997
                                       ------------   ------------   ------------

Net income                             $     13,535   $      8,654   $      5,275
                                       ============   ============   ============

Weighted average shares outstanding:

     Basic                                  107,248        100,451         73,658
                                       ============   ============   ============

     Diluted                                108,462        101,315         74,222
                                       ============   ============   ============

Earnings per common share - Basic      $     126.20   $      86.15   $      71.62
Effect of stock options                       (1.41)         (0.74)         (0.54)
                                       ------------   ------------   ------------

Earnings per common share - Diluted    $     124.79   $      85.41   $      71.08
                                       ============   ============   ============